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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                          Contact:  Mark Partin
                                                         Chief Financial Officer
                                                         Headhunter.net
                                                         770-300-9272 ext. 711



                 HEADHUNTER.NET AGREES TO BUY ALL IN ONE SUBMIT
                  FIRST ACQUISITION FOR ONLINE RECRUITING SITE



ATLANTA, GA - December 20, 1999 - Headhunter.net (Nasdaq/NM: HHNT), a leading Internet recruiting site, today announced its first acquisition with the purchase of All In One Submit (AIOS), an Illinois-based Internet job-posting service, for a sum in excess of $1 million. This acquisition will add to the service offerings of both Headhunter.net and AIOS and will significantly increase job listing exposure for Headhunter.net customers.

Under the purchase agreement, AIOS will continue to provide its customers the ability to post jobs on a growing number of free job-related Internet sites. In addition, Headhunter.net will introduce a new service that will allow its customers to cross-post their job listings on the extensive AIOS network of sites.

"Cross posting to a broad universe of free job sites has become a growing part of job awareness strategies for many companies," said Bob Montgomery, president and CEO of Headhunter.net. "The AIOS acquisition allows Headhunter.net to quickly integrate this valuable technology into its product offerings and gain new expertise in anticipating and managing the rapidly growing and changing network of free job sites."

In addition to the cross posting benefits gained through this acquisition, Headhunter.net also obtains access to a highly skilled team of technology developers. "The AIOS team represents great talent in the internet job-posting technology market," says Montgomery. "They are an equally valuable component to today's acquisition."

About All In One Submit
AIOS is a rapidly growing online job-posting company based in Chicago, IL. Utilizing sophisticated job-posting technology, AIOS offers its customers the ability to conveniently post jobs on multiple free job sites and news groups across the Internet. Since its inception in 1998, the company has significantly expanded its customer base now serving in excess of 450 customers, including recruiters, staffing firms and a wide variety of corporate customers across the country. Annualized revenue for AIOS has grown in excess of 100 percent since fourth quarter 1998.

About Headhunter.net
Headhunter.net (http://headhunter.net) is a leading national online recruiting service that specializes in empowering candidates and corporations to control the job search process. Headhunter.net attracts more than 120,000 unique users per business day. The site has more than 150,000 job listings posted and over 200,000 resumes never more than 90 days old. More than 6,000 companies and recruiters post open positions in over 120 job categories. The site distinguishes itself by providing job seekers privacy when searching and applying for jobs, and


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allows job seekers and job posters to manage and track the visibility and performance of their listings.

         Some of the preceding statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Examples of words indicating forward-looking statements include "believes," "expects" and "will". These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Please see the section entitled "Risk Factors" in the Company's Prospectus, which is incorporated by reference in this press release, for a list of such uncertainties and factors. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events, or otherwise.